EXHIBIT 99.1

Global Geophysical Services Announces 3rd Quarter Earnings Call

HOUSTON, Oct. 21, 2010 (GLOBE NEWSWIRE) -- Global Geophysical Services, Inc. (NYSE:GGS) announced today that it plans to publicly release financial results for its quarter ended September 30, 2010, the Company's third quarter of fiscal 2010, before the market opens on Tuesday, October 26, 2010.

An investor conference call to review the third quarter results will be held on Tuesday, October 26, 2010 at 10:00 a.m. Eastern Time.

Investors and analysts are invited to participate in the call by phone or via the internet webcast at: http://ir.globalgeophysical.com/

Conference Call Information:

Global Geophysical Services Q3 Earnings Call
Date of Call: 10/26/2010
Time of Call: 10:00 a.m. Eastern Time

Speaker Toll-Free Dial-In Number: (877) 376-9407
Speaker International Dial-In Number: (678) 894-3931
Participant Toll-Free Dial-In Number: (877) 312-5527
Participant International Dial-In Number: (253) 237–1145

The webcast from the call will be available for on-demand replay on our investor relations website at:
http://ir.globalgeophysical.com/results.cfm

About Global Geophysical Services, Inc.

Global Geophysical Services (NYSE:GGS), headquartered in Houston, TX, provides an integrated suite of seismic data solutions to the global oil and gas industry including high-resolution RG-3D Reservoir Grade™ seismic data acquisition, microseismic monitoring, seismic data processing and interpretation services, and Multi Client data products. Global Geophysical Services combines experience, innovation, operational safety and environmental responsibility with leading edge technology to facilitate the success of its clients by providing them the tools to Gain InSight. To learn more about Global Geophysical Services, visit www.GlobalGeophysical.com.

The Global Geophysical Services, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=7300

CONTACT:  Global Geophysical Services, Inc.
          Mathew Verghese, Chief Financial Officer
          713-808-1750
          Fax: (713) 972-1008
          ir@globalgeophysical.com
          www.globalgeophysical.com